UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2013

Kewaunee Scientific Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-5286	38-0715562
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation or organization)	Number)	Identification No.)

2700 West Front Street

Statesville, NC 28677

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (704) 873-7202

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On May 29, 2013, the Board of Directors (the “Board”) of Kewaunee Scientific Corporation (the “Company”) elected Donald F. Shaw to serve as a Class III director of the Board until the August 2013 annual meeting of stockholders, with such election to be effective June 1, 2013.

There is no arrangement or understanding between Mr. Shaw and any other person pursuant to which Mr. Shaw was elected to serve on the Board.

Mr. Shaw has been elected to the compensation committee, the audit committee, and the financial/planning committee.

Mr. Shaw will receive compensation under the Company’s standard compensation arrangements for non-employee directors (as described in the Company’s proxy statement for its 2012 annual meeting of stockholders), and as a result he received an option to purchase 10,000 shares of the Company’s common stock on June 1, 2013 under the 2010 Stock Option Plan for Directors.

A copy of the Company’s press release issued on June 3, 2013, announcing the election of Mr. Shaw, is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation.

On May 29, 2013, the Company amended Section 5.02 of the Bylaws of the Company, effective June 1, 2013, to increase the number of directors of the Company’s Board of Directors from six (6) to seven (7). A copy of the Company’s Bylaws, as amended, is filed as Exhibit 3 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3	Bylaws of the Company, as amended June 1, 2013.

99.1	Press Release of Kewaunee Scientific Corporation dated June 3, 2013.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2013

Kewaunee Scientific Corporation

By:	/s/ D. Michael Parker
D. Michael Parker Senior Vice President, Finance and Chief Financial Officer

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